Exhibit 99.1

Archaea Energy Inc. Reports Fourth Quarter and Full Year 2021 Results and Provides Full Year 2022 Guidance

HOUSTON, TX--(BUSINESS WIRE)-- Archaea Energy Inc. (“Archaea,” “the Company,” or “we”) (NYSE: LFG), an industry-leading renewable natural gas (“RNG”) company, today announced preliminary1 financial and operating results for the fourth quarter and pro forma full year 2021.

FINANCIAL HIGHLIGHTS

●	Revenue of $58.4 million and net equity investment income of $4.8 million for the three months ended December 31, 2021, and pro forma[2] revenue of $205.8 million and net equity investment income of $18.0 million for the twelve months ended December 31, 2021.

●	Net income[3] of $3.7 million for the three months ended December 31, 2021 and a pro forma net loss of $77.4 million for the twelve months ended December 31, 2021.

●	Adjusted EBITDA[4] of $16.4 million for the three months ended December 31, 2021, and pro forma Adjusted EBITDA of $76.1 million for the twelve months ended December 31, 2021. Pro forma Adjusted EBITDA for the twelve months ended December 31, 2021 was above the midpoint of the Company’s full year 2021 guidance range[5].

●	Produced and sold 1.53 million MMBtu of RNG for the three months ended December 31, 2021 and 5.72 million MMBtu of RNG on a pro forma basis for the twelve months ended December 31, 2021[6]. Pro forma RNG production sold for the twelve months ended December 31, 2021 exceeded the Company’s full year 2021 guidance[5].

●	Produced and sold 168 thousand MWh of electricity for the three months ended December 31, 2021, and 872 thousand[7] MWh of electricity on a pro forma basis for the twelve months ended December 31, 2021[6].

●	Announced full year 2022 guidance including RNG production of 11.1–11.7 million MMBtu, electricity production of 850–950 thousand MWh, Adjusted EBITDA[8] of $125–$145 million, and capital expenditures of $255–$285 million based on assumptions set forth herein.

RECENT STRATEGIC ACCOMPLISHMENTS

●	Achieved development milestones for key landfill and dairy facilities:

◦	Produced first pipeline-quality RNG and achieved commercial operations at our Assai facility in December 2021, completing the project on an industry-leading timeline of less than two years and within budget. The Assai facility, which is expected to reduce CO2 emissions by over 200 thousand metric tons annually, is now the highest capacity operational RNG facility in the United States.

◦	Produced first pipeline-quality RNG and achieved commercial operations at our Soares dairy digester facility in January 2022, successfully completing the first of four dairy projects within our 50%-owned Mavrix, LLC joint venture with BP Products North America Inc. and demonstrating that the Company’s capabilities extend to anaerobic digestion projects.

●	Continued commercial success with multiple new long-term agreements with creditworthy partners, moving the Company closer to its goal of securing 70% of expected RNG production under long-term, fixed-price contracts:

◦	Entered into a 21-year, fixed-price RNG purchase and sale agreement with Northwest Natural Gas Company (“NW Natural”), a subsidiary of NW Natural Holdings (NYSE: NWN), for the sale of Environmental Attributes[9] related to up to one million MMBtu of RNG annually, beginning in 2022 and ramping up to the full annual quantity in 2025.

◦	Entered into a 20-year, fixed-price RNG purchase and sale agreement with FortisBC Energy Inc. (“FortisBC”), a subsidiary of Fortis Inc. (NYSE: FTS), for the sale of up to approximately 7.6 million MMBtu of RNG annually, with sales expected to begin in 2022 and ramping up to the full annual quantity in 2025.

◦	Including these agreements, contracted RNG volumes under executed long-term, fixed-price agreements total approximately 45% of estimated long-term annual RNG production[10].

●	Expanded our backlog of high-quality RNG development projects to 38 projects for which we have gas rights agreements in place:

◦	During the fourth quarter, we entered into a new joint venture, and the joint venture acquired gas rights at two locations to develop RNG facilities, with expected combined flows of approximately 4,250 net standard cubic feet per minute (“scfm”) of landfill gas to the RNG facilities following completion.

◦	Year-to-date 2022, entered into gas rights agreements to develop RNG facilities at two sites and acquired a landfill gas to electric project with RNG development rights, which are located on sites with total expected combined flows of approximately 4,500 net scfm of landfill gas to the RNG facilities following completion.

◦	We expect to obtain gas development rights for an additional 10 landfill gas to RNG projects during 2022 from our growing pipeline of high-probability development opportunities.

●	Made several key appointments to our leadership and management teams, including two key executive roles:

◦	Appointed Brian McCarthy, Archaea’s Co-Founder and Chief Investment Officer (“CIO”), into an expanded role as Interim Chief Financial Officer, to oversee the Company’s financial operations and strategy during the Company’s search for a permanent Chief Financial Officer.

◦	Appointed Edward P. Taibi as General Counsel and Executive Vice President (“EVP”) Strategic Initiatives and Government Affairs to lead the company’s legal and risk management functions and support the Company’s strategic development efforts.

CEO COMMENTARY

“I’m proud of the financial and operational results we delivered for 2021, driven by the extraordinary hard work and dedication of the Archaea team,” said Nick Stork, Archaea’s Co-Founder and Chief Executive Officer. “Mitigating the impacts of climate change requires tackling the problem of methane, and Archaea is a leader in transforming landfill emissions into non-intermittent renewable energy, which drives decarbonization and air quality improvement and displaces fossil natural gas. Our partnerships with landfill owners, underpinned by the stability of cash flows from our long-term commercial contracts, create a sustainable and multi-decade solution that supports environmental and social progress, especially for our projects’ neighbors. Our team has never been more unified in our mission, and our ownership mentality, entrepreneurial drive, and unparalleled gas processing excellence enable us to rise to the challenge of our time.”

“In the span of only a few months, we achieved critical construction and commercial milestones while expanding our project backlog, successfully merging two private companies, completing a complex de-SPAC transaction, and building our public company functions to support our rapidly growing business. We achieved commercial operations at our Assai facility, the highest capacity operational RNG facility in the U.S., in under two years, a timeline much shorter than industry averages. Completing Assai successfully, early, and within budget is a huge testament to the strength of our in-house technical and project development professionals. We continued this momentum into early January and showcased the breadth of our team’s capabilities across biogas sources when we achieved commercial operations at our first dairy RNG facility.”

“We matched these developmental milestones with noteworthy commercial and strategic milestones. Our long-term agreement with NW Natural, announced in November, highlights our ability to tailor contract structures to meet our customers’ needs, in this case utilizing the Environmental Attributes associated with our low-carbon RNG. Our recently announced long-term agreement with FortisBC, which recently received all necessary regulatory approvals, further strengthens and expands our existing partnership, and we believe this new contract is the largest RNG supply contract signed to date. We look forward to continuing our long-term partnerships with NW Natural and FortisBC as we help them achieve their decarbonization and sustainability goals. Even more, we are proud to link their customers, including homeowners and businesses, to the good we do at our RNG facilities.”

“Looking toward the remainder of 2022, I am especially proud of our plan to implement the Archaea V1 plant design. We expect V1 to transform the RNG industry by bringing a differentiated modularization and manufacturing approach to project design. V1 is expected to reduce construction timelines and enhance project economics, with world-class specs on methane recovery and uptime. Meanwhile, V1’s modularity has allowed us to preorder equipment in bulk, locking in key costs that would otherwise be subject to inflationary prices. Visibility into our costs is a key strategic advantage for Archaea and ultimately benefits the communities we serve, our commercial partners, and our landfill partners.”

“Finally, we will continue to proactively capture as many of the remaining economically attractive RNG development opportunities in the U.S. as possible, acting quickly to cement our market leading position and build the biggest backlog in the industry amid increasing competition for attractive opportunities. We believe that Archaea technology and the V1 plant design together make Archaea the optimal partner for both landfill site owners and RNG customers.”

SUMMARY AND REVIEW OF FINANCIAL RESULTS

The following results for the three months ended December 31, 2021 are presented on an actual (historical) basis, and full year 2021 results are presented on a pro forma basis.

($ in thousands)	Actual Three Months Ended December 31, 2021	Pro Forma Twelve Months Ended December 31, 2021
Revenue	$58,359	$205,758
Equity Investment Income, Net	4,774	17,979
Net Income (Loss)[3]	3,685	(77,449)
Adjusted EBITDA[4]	16,350	76,112

RNG Production Sold (MMBtu)	1,529,483	5,720,833
Electricity Production Sold (MWh)[7]	168,230	871,508

RNG production sold for the three and twelve months ended December 31, 2021 was positively impacted by production from our Boyd County facility, which became operational in April 2021. Electricity production sold for the three and twelve months ended December 31, 2021 was positively impacted by the acquisition of PEI Power LLC in April 2021 and the acquisition of four additional LFG to renewable electricity facilities in October 2021.

Revenues and equity investment income, net for the three and twelve months ended December 31, 2021 were positively impacted by strong market pricing of Environmental Attributes, natural gas, and electricity.

Net income for the three months ended December 31, 2021 was primarily driven by strong market pricing, partially offset by increased general and administrative expenses related to scaling headcount for the future growth of our business, additional costs related to operating as a public company, and due to the timing of certain public company costs incurred.

Pro forma net loss for the twelve months ended December 31, 2021 was primarily driven by a loss from change in fair value of warrant derivatives in the amount of $110.2 million, non-recurring costs primarily related to our business combination transactions, and increased general and administrative expenses, partially offset by non-recurring gains related to the sale of LES Project Holdings LLC (“LESPH”), including a gain on the extinguishment of debt in the amount of $61.4 million and a gain on the disposal of assets in the amount of $1.3 million, as well as strong market pricing.

Non-recurring costs, which primarily consisted of transaction costs related to our business combinations, totaled approximately $0.3 million and $22.7 million for the three and twelve months ended December 31, 2021, respectively.

Adjusted EBITDA for the three and twelve months ended December 31, 2021 was positively impacted by strong market pricing of Environmental Attributes, natural gas, and electricity, partially offset by increased general and administrative expenses as described above.

CAPITAL STRUCTURE AND LIQUIDITY

As of December 31, 2021, our liquidity position was $328.9 million, consisting of cash and cash equivalents of $77.9 million, restricted cash of $15.2 million, and, after taking into consideration our outstanding letters of credit, $235.8 million of available borrowing capacity under our revolving credit facility.

We expect to fund our development plan and related capital expenditures through the utilization of existing sources of liquidity and reinvestment of expected cash flows from our operations. We may also opportunistically access the debt capital markets from time to time to fund a portion of our development plan and related capital expenditures, to provide additional capital for acquisitions or incremental development projects, or for general corporate purposes.

Capital Investments

Cash used in investing activities totaled $107.2 million for the three months ended December 31, 2021. We had additions to property, plant and equipment of $51.3 million, primarily related to the procurement of components and equipment for projects under development and the development of our Assai facility. We also acquired certain assets for a total of $30.3 million, acquired certain biogas rights for $7.6 million, and contributed $18.1 million into our equity method investments.

Cash used in investing activities for the twelve months ended December 31, 2021 totaled $242.0 million on a pro forma basis, excluding the acquisition of Aria. We had additions to property, plant and equipment of $141.8 million on a pro forma basis, primarily related to the development of our Assai and Boyd County RNG facilities and procurement of components and equipment for projects under development. Additionally, we acquired certain assets for a total of $61.8 million, acquired certain biogas rights for $7.8 million, and contributed $30.6 million into our equity method investments on a pro forma basis.

Redemption of Warrants

In November 2021, we issued a notice to warrant holders to redeem the approximately 11.9 million outstanding public warrants and 250 thousand warrants that were issued in a private placement (collectively, the “Redeemable Warrants”). Prior to the redemption deadline on December 6, 2021, 9.4 million Redeemable Warrants were exercised for cash, generating $107.7 million of proceeds to the Company which were then used to repurchase 6.1 million shares of our Class A common stock from Aria Renewable Energy Systems LLC at a pre-negotiated price of $17.65 per share. Additionally, 2.7 million Redeemable Warrants were exercised on a cashless basis in exchange for an aggregate of 1.0 million shares of our Class A common stock. The net result of the redemption and related exercises of Redeemable Warrants, combined with the net repurchase of shares, was a net Class A and Class B common share count increase of 4.2 million and elimination of the 12.1 million Redeemable Warrants.

2022 FULL YEAR GUIDANCE AND DEVELOPMENT PLAN

We are providing the following financial and operational guidance for full year 2022. All guidance is current as of the published date and is subject to change.

($ millions, except production data)	Full Year 2022
RNG Production Sold (million MMBtu)	11.1	–	11.7
Electricity Production Sold (thousand MWh)	850	–	950
Adjusted EBITDA[8]	$125	–	$145
Capital Expenditures	$255	–	$285

Our production guidance is based on current performance of our operating assets, operating efficiency improvements expected to be implemented during 2022, and incremental production expected from the completion of projects in our 2022 development plan. We expect to sell approximately 5.5 million MMBtu, or approximately 50% of our expected 2022 RNG production sold, under our existing long-term, fixed-price contracts. Maximum volumes which can be sold under our existing long-term contracts total 7.4 million MMBtu for 2022.

Additionally, as of March 15, 2022, we have forward sold 15.9 million RINs expected to be generated in 2022 at an average price of $3.13 per gallon, equivalent to an average price of $36.67 per MMBtu on approximately 1.4 million MMBtu of RNG production11. RINs forward sold under these agreements total more than 20% of expected RIN generation from uncontracted RNG volumes in 2022.

Within our 2022 Adjusted EBITDA guidance range, we have assumed RIN prices of $2.00 to $2.50 per gallon ($23.45 to $29.32 per MMBtu) for uncontracted volumes in excess of the volumes forward sold. We have also assumed general and administrative expenses of approximately $45 million.

Within our capital expenditures projection, we plan to complete 20 projects in 2022, including 10 optimizations of existing RNG facilities and 10 new build projects expected to be placed into service. At the midpoint of our guidance range, we expect capital investments of approximately $130 million in projects expected to be placed into service in 2022, approximately $70 million in projects expected to be completed in future years, approximately $40 million in acquisition capital, approximately $25 million in development capital for initiatives including carbon sequestration and on-site solar projects, and approximately $5 million in maintenance capital.

For RNG projects expected to be completed in 2022, we expect the following impacts to our financial and operating results:

Project Type	2022 Incremental Production (MMBtu)	2022 Incremental Adjusted EBITDA ($ millions)	Incremental Annualized Production* (MMBtu)	Incremental Annualized Adjusted EBITDA* ($ millions)
Optimizations	1,030,000	$13	2,015,000	$25
New Builds**	920,000	8	4,930,000	65
Total Impact of Projects with Expected 2022 Completion Dates	1,950,000	$21	6,945,000	$90

*	Estimated incremental annualized production and Adjusted EBITDA after projects are completed and ramped to full flows. Estimated incremental annualized Adjusted EBITDA assumes fixed-price volumes sold under existing long-term contracts and a $1.50/gallon D3 RIN price on uncontracted volumes post-2022.
**	Includes new RNG plants expected to be built at electric sites and greenfield sites.

We expect total incremental RNG production of 1.95 million MMBtu in 2022 and corresponding incremental EBITDA of $21 million in 2022 as a result of completion of projects in our 2022 development plan. Upon completion of projects and commencement of operations, we expect a ramp up period of one month on average for optimization projects and several months on average for new build RNG projects to reach full expected production levels. Additionally, there is generally a multi-month lag in the generation and monetization of Environmental Attributes after a new RNG facility is placed into operation.

On a long-term basis, after projects in our development plan with expected 2022 completion dates are completed, ramped to full flows, and monetizing Environmental Attributes, we expect total incremental annualized RNG production of 6.95 million MMBtu and corresponding annualized incremental Adjusted EBITDA of approximately $90 million related to these projects.

2022 expected capital expenditures of $70 million, at the midpoint of guidance, for projects scheduled to be completed in future years relate primarily to orders of major equipment which have been placed, or are expected to be placed, to reduce risks to supply chain availability, timing, and pricing.

KEY APPOINTMENTS TO LEADERSHIP AND MANAGEMENT TEAMS

The Company recently appointed several new leadership and management team members, including Brian McCarthy in an expanded role as Interim Chief Financial Officer and CIO, Edward P. Taibi as General Counsel and EVP Strategic Initiatives and Government Affairs, Lawrence Ji as Senior Vice President (“SVP”) of Corporate Development, Mark Mannion as SVP of Finance, Olivia McNamara as Vice President (“VP”) of Health and Safety, and Chad Bellah in an expanded role as Principal Financial Officer in addition to his duties as Principal Accounting Officer.

As Interim Chief Financial Officer and CIO, Brian McCarthy will lead the Company’s financial operations and strategy as well as the Company’s commercial strategy, investments, and business development. Mr. McCarthy is a Co-Founder of Archaea, the architect of the Company’s long-term off-take partnerships, and served as Archaea’s Chief Financial Officer from January 2019 to May 2021. Mr. McCarthy will continue to drive Archaea’s vision forward by resuming his participation in the finance division with the Company’s newly added talent.

As General Counsel and EVP Strategic Initiatives and Government Affairs, Edward P. Taibi will lead the Company’s legal and risk management functions and support the Company’s strategic development efforts. Mr. Taibi has significant experience in corporate management, transaction structuring and execution, complex legal matters, and public company governance and regulatory matters. Mr. Taibi previously served as EVP for MacAndrews & Forbes Incorporated, a diversified holding company with a portfolio of investments across a wide range of industries, and as a mergers and acquisitions and corporate finance attorney for Skadden, Arps, Slate, Meagher & Flom LLP.

As SVP of Corporate Development, Lawrence Ji will be responsible for leading a wide array of initiatives within finance and corporate development for the Company. Mr. Ji brings a wealth of finance and energy experience including roles at Citadel and Magnetar Capital. Mr. Ji also previously held energy private equity and investment banking roles.

As SVP of Finance, Mark Mannion will be responsible for the Company’s financial planning and analysis (“FP&A”) initiatives. Mr. Mannion has a strong track record of driving business performance with functional expertise across FP&A, business analytics, merger integration, and operational restructuring. Mr. Mannion was previously Chief Financial Officer of Paradigm Specialty Networks, a healthcare services company, and also held senior roles at Aetna and Alvarez & Marsal.

As VP of Health and Safety, Olivia McNamara will be responsible for the Company’s health and safety programs, initiatives, and culture. Ms. McNamara has two decades of experience within health, safety, and environmental roles at public companies across the energy industry, including most recently Southwestern Energy and WPX Energy. Ms. McNamara has valuable experience leading safety and environmental projects for corporate-wide and field operations.

FOURTH QUARTER AND FULL YEAR 2021 CONFERENCE CALL AND WEBCAST

We will host a conference call to discuss our financial and operating results for fourth quarter and full year 2021 on Thursday, March 17, 2022 at 11 a.m. Eastern Time / 10 a.m. Central Time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.archaeaenergy.com. After completion of the webcast, a replay will be available for 12 months on our website.

1. Our fourth quarter and full year 2021 results as presented herein are based on preliminary unaudited information and are subject to revision. We have not filed our Annual Report on Form 10-K for the year ended December 31, 2021. As a result, all financial results described in this earnings release should be considered preliminary and are subject to change to reflect any necessary adjustments or changes that are identified prior to the time we file our Form 10-K. Accordingly, you should not place undue reliance upon these preliminary results.

2. The Company has presented certain specified financial results on a pro forma basis as it believes it provides more meaningful information to investors. Financial information presented on a pro forma basis gives effect to the business combinations and the financing and other transactions related thereto as if they had been completed on January 1, 2021. Except where indicated as pro forma or “combined,” the Company’s results included in this release include only the results of Archaea Energy LLC prior to the business combinations closing on September 15, 2021 and the results of the combined Company, which includes the operations of Archaea Energy LLC and Aria Energy LLC (“Aria”), for the period from September 15 to December 31, 2021. Company results prior to the business combinations closing date do not include Aria’s results. Aria’s financial information through September 14, 2021 is also presented elsewhere in this release. Pro forma information has been prepared for informational purposes only and does not purport to represent what the actual results would have been had the business combinations and related transactions occurred on January 1, 2021, nor are they necessarily indicative of future results.

3. Net income (loss) as shown herein, both on an actual and on a pro forma basis, is before net income (loss) attributable to noncontrolling interest. For information regarding net income (loss) attributable to Class A common stock, please see the Preliminary Consolidated Statement of Operations included in this release.

4. Non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” for further details.

5. The Company previously provided guidance for RNG production and Adjusted EBITDA on a combined basis, which included the results of both Archaea Energy LLC and Aria for full year 2021, including periods prior to the business combinations closing date on September 15, 2021. The calculations of combined RNG production and Adjusted EBITDA are equivalent to the calculations shown herein for these metrics on a pro forma basis, and pro forma RNG production and Adjusted EBITDA are materially consistent with combined RNG production and Adjusted EBITDA, respectively.

6. Volumes produced and sold include production from our wholly-owned facilities and our proportionate share of production from our equity method investment facilities.

7. Electricity production for the year ended December 31, 2021 includes production of 203,276 MWh from LES Project Holdings, LLC (“LESPH”) assets, which were sold by Aria on June 10, 2021.

8. A reconciliation of expected full year 2022 Adjusted EBITDA to net income (loss), the closest U.S. GAAP financial measure, cannot be provided without unreasonable efforts due to the inherent difficulty in quantifying certain amounts, including changes in fair value of derivatives, due to a variety of factors including the unpredictability of underlying price movements, which may be significant.

9. Environmental Attributes refer to federal, state, and local government incentives in the United States, provided in the form of Renewable Identification Numbers, Renewable Energy Credits, Lower Carbon Fuel Standard credits, renewable thermal certificates, rebates, tax credits, and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects, that promote the use of renewable energy.

10. Estimated long-term annual RNG production reflects potential RNG production once all 38 projects in our development backlog, for which gas rights agreements are in place, have been completed and ramped up to full flows.

11. Conversion factor 11.727 RINs per MMBtu.

ABOUT ARCHAEA

Archaea Energy Inc. is one of the largest RNG producers in the U.S., with an industry-leading platform and expertise in developing, constructing, and operating RNG facilities to capture waste emissions and convert them into low carbon fuel. Archaea’s innovative, technology-driven approach is backed by significant gas processing expertise, enabling Archaea to deliver RNG projects that are expected to have higher uptime and efficiency, faster project timelines, and lower development costs. Archaea partners with landfill and farm owners to help them transform potential sources of emissions into RNG, transforming their facilities into renewable energy centers. Archaea’s differentiated commercial strategy is focused on long-term contracts that provide commercial partners a reliable, non-intermittent, sustainable decarbonizing solution to displace fossil fuels.

Additional information is available at www.archaeaenergy.com.

ARCHAEA CONTACTS

Investors and Media

Megan Light

mlight@archaea.energy

346-439-7589

Blake Schreiber

bschreiber@archaea.energy

346-440-1627

USE OF NON-GAAP FINANCIAL MEASURES

In addition to disclosing financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure that we use to facilitate comparisons of operating performance across periods. Non-GAAP measures should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under U.S. GAAP and should be evaluated only on a supplementary basis.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “could,” “would,” “should,” “will,” “may,” “forecast,” “approximate,” “expect,” “project,” “intend,” “plan,” “believe” and other similar words. Forward-looking statements may relate to expectations for future financial performance, business strategies or expectations for Archaea’s business. Specifically, forward-looking statements may include statements concerning market conditions and trends, earnings, performance, strategies, prospects and other aspects of Archaea’s business. Forward looking statements are based on current expectations, estimates, projections, targets, opinions and/or beliefs of Archaea, and such statements involve known and unknown risks, uncertainties and other factors.

The risks and uncertainties that could cause those actual results to differ materially from those expressed or implied by these forward looking statements include, but are not limited to: (a) the ability to recognize the anticipated benefits of the business combinations and any transactions contemplated thereby, which may be affected by, among other things, competition, the ability of Archaea to grow and manage growth profitably and retain its management and key employees; (b) the possibility that Archaea may be adversely affected by other economic, business and/or competitive factors; (c) Archaea’s ability to develop and operate new projects; (d) the reduction or elimination of government economic incentives to the renewable energy market; (e) delays in acquisition, financing, construction and development of new projects; (f) the length of development cycles for new projects, including the design and construction processes for Archaea’s projects; (g) Archaea’s ability to identify suitable locations for new projects; (h) Archaea’s dependence on landfill operators; (i) existing regulations and changes to regulations and policies that affect Archaea’s operations; (j) decline in public acceptance and support of renewable energy development and projects; (k) demand for renewable energy not being sustained; (l) impacts of climate change, changing weather patterns and conditions, and natural disasters; (m) the ability to secure necessary governmental and regulatory approvals; (n) the Company’s expansion into new business lines; and (o) other risks and uncertainties indicated in the Registration Statement on Form S-1 (File No. 333-260094), originally filed by Archaea with the Securities and Exchange Commission (“SEC”) on October 6, 2021, as subsequently amended on October 18, 2021 and declared effective by the SEC on October 21, 2021, including those under “Risk Factors” therein, and other documents filed or to be filed by Archaea with the SEC.

Accordingly, forward-looking statements should not be relied upon as representing Archaea’s views as of any subsequent date. Archaea does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

(Financial Tables and Supplementary Information Follow)

Notes Regarding Presentation of Financial Information

Basis of Presentation

The Archaea Energy LLC merger with Rice Acquisition Corp. (“RAC”) was accounted for as a reverse recapitalization with Archaea Energy LLC and its subsidiaries (“Legacy Archaea”) deemed the accounting acquirer, and therefore, there was no step-up to fair value of any RAC assets or liabilities and no goodwill or other intangible assets were recorded. Legacy Archaea is considered the accounting acquirer of the business combinations because the members of Legacy Archaea immediately prior to the closing of the business combination (“Legacy Archaea Holders”) have the largest portion of the voting power of the Company and Legacy Archaea’s senior management comprise the majority of the executive management of the Company. Additionally, Legacy Archaea Holders appointed the majority of board members exclusive of the independent board members.

The Aria Energy LLC (“Aria”) merger with RAC was accounted for as an acquisition of a business with Legacy Archaea deemed the accounting acquirer. The Aria merger was accounted for using the acquisition method of accounting, with Aria deemed to be the acquiree for accounting purposes. The Company also determined that Aria is the Company’s predecessor and therefore has included the historical financial statements of Aria as predecessor. The Company recorded the fair value of the net assets acquired and liabilities assumed from Aria as of September 15, 2021, the closing date, and goodwill was recorded. Certain data to complete the purchase price allocation is not yet available, including but not limited to final appraisals of certain assets acquired and liabilities assumed. The Company will finalize the purchase price allocation during the 12-month period following the closing date, during which time the estimated fair value of the assets and liabilities may be revised as appropriate.

Principles of Consolidation

The consolidated financial statements of Archaea include the assets, liabilities and results of operations of the Company and its consolidated subsidiaries beginning on September 15, 2021. The consolidated assets, liabilities and results of operations prior to the September 15, 2021 reverse recapitalization are those of Legacy Archaea, the accounting acquirer.

Predecessor Financial Statements

Since Aria is the predecessor to the Company, its consolidated statements of operations for the periods from January 1 to September 14, 2021 and the year ended December 31, 2020, and the consolidated balance sheets as of September 14, 2021 and December 31, 2020 have been included for comparative purposes.

ARCHAEA ENERGY INC.

Preliminary Consolidated Statements of Operations (Unaudited)

	Year Ended December 31,
(in thousands, except shares and per share data)	2021	2020
Revenues and Other Income
Energy revenue	$67,871	$—
Other revenue	5,817	6,523
Amortization of intangibles and below-market contracts	3,438	—
Total Revenues and Other Income	77,126	6,523
Equity Investment Income, Net	5,653	—
Cost of Sales
Cost of energy	41,626	—
Cost of other revenues	4,862	4,752
Depreciation, amortization and accretion	16,025	137
Total Cost of Sales	62,513	4,889
General and administrative expenses	43,827	4,371
Operating Income (Loss)	(23,561)	(2,737)
Other Income (Expense)
Interest expense, net	(4,797)	(20)
Gain (loss) on derivative contracts	(3,727)	—
Other income (expense)	1,164	521
Total Other Income (Expense)	(7,360)	501
Income (Loss) Before Income Taxes	(30,921)	(2,236)
Income tax benefit	—	—
Net Income (Loss)	(30,921)	(2,236)
Net income (loss) attributable to nonredeemable noncontrolling interests	(712)	236
Net income (loss) attributable to Legacy Archaea	(18,744)	(2,472)
Net income (loss) attributable to redeemable noncontrolling interests	(6,312)	—
Net Income (Loss) Attributable to Class A Common Stock	$(5,153)	$—
Net income (loss) per Class A common share:
Net income (loss) – basic (1)	$(0.09)	$—
Net income (loss) – diluted (1)	$(0.09)	$—
Weighted average shares of Class A Common Stock outstanding:
Basic (1)	56,465,786	—
Diluted (1)	56,465,786	—

(1)	Class A Common Stock is outstanding beginning September 15, 2021 due to the reverse recapitalization transaction described above.

ARCHAEA ENERGY INC.

Preliminary Consolidated Balance Sheets (Unaudited)

(in thousands, except shares and per share data)	December 31, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$77,860	$1,496
Restricted cash	15,206	—
Accounts receivable, net	37,010	1,780
Inventory	9,164	—
Prepaid expenses and other current assets	21,225	4,730
Total Current Assets	160,465	8,006
Property, plant and equipment, net	350,583	52,368
Intangible assets, net	638,471	8,693
Goodwill	29,211	2,754
Equity method investments	262,738	—
Other non-current assets	9,721	2,460
Total Assets	$1,451,189	$74,281
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable - trade	$11,096	$14,845
Current portion of long-term debt, net	11,378	1,302
Accrued and other current liabilities	46,279	8,270
Total Current Liabilities	68,753	24,417
Long-term debt, net	331,396	14,773
Derivative liabilities	67,424	—
Below-market contracts	142,630	—
Asset retirement obligations	4,677	306
Other long-term liabilities	5,316	3,294
Total Liabilities	620,196	42,790
Commitments and Contingencies
Redeemable Noncontrolling Interests	993,301	—
Equity
Members’ Equity	—	34,930
Members’ Accumulated Deficit	—	(4,156)
Stockholders’ Equity
Preferred stock, $0.0001 par value; 10,000,000 authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 900,000,000 shares authorized; 65,122,200 shares issued and outstanding as of December 31, 2021 and no shares issued and outstanding as of December 31, 2020	7	—
Class B common stock, $0.0001 par value; 190,000,000 shares authorized; 54,338,114 shares issued and outstanding as of December 31, 2021 and no shares issued and outstanding as of December 31, 2020	5	—
Additional paid in capital	—	—
Accumulated deficit	(162,320)	—
Total Stockholders’ Equity	(162,308)	—
Nonredeemable noncontrolling interests	—	717
Total Equity	(162,308)	31,491
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,451,189	$74,281

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)

Preliminary Consolidated Statements of Operations (Unaudited)

(in thousands)	January 1 to September 14, 2021	Year Ended December 31, 2020
Revenues and Other Income
Energy revenue	$120,250	$132,580
Construction revenue	32	9,983
Amortization of intangibles and below-market contracts	(2,693)	(3,682)
Total Revenues and Other Income	117,589	138,881
Equity Investment Income, net	19,777	9,298
Cost of Sales
Cost of energy	56,291	72,519
Cost of other revenues	30	9,507
Depreciation, amortization and accretion	15,948	30,564
Total Cost of Sales	72,269	112,590
Gain on disposal of assets	(1,347)	—
Impairment of assets	—	25,293
General and administrative expenses	33,737	20,782
Operating Income (Loss)	32,707	(10,486)
Other Income (Expense)
Interest expense, net	(10,729)	(19,305)
Gain (loss) on derivative contracts	1,129	(135)
Gain on extinguishment of debt	61,411	—
Other income	2	3
Total Other Income (Expense)	51,813	(19,437)
Net Income (Loss)	84,520	(29,923)
Net income attributable to noncontrolling interest	289	78
Net Income (Loss) Attributable to Controlling Interest	$84,231	$(30,001)

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)

Preliminary Consolidated Balance Sheets (Unaudited)

(in thousands)	September 14, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$4,903	$14,257
Accounts receivable	27,338	20,727
Inventory	9,015	7,770
Prepaid expenses and other current assets	3,834	3,768
Assets held for sale	—	70,034
Total Current Assets	45,090	116,556
Property and equipment, net	63,829	70,759
Intangible assets, net	117,737	126,922
Equity method investments	86,200	77,993
Other noncurrent assets	882	689
Total Assets	$313,738	$392,919

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable - trade	$2,439	$1,570
Current portion of long-term debt, net	90,430	102,831
Accrued and other current liabilities	25,210	25,736
Liabilities held for sale	—	12,534
Total Current Liabilities	118,079	142,671
Long-term debt, net	—	136,593
Derivative liabilities	—	1,268
Below-market contracts	3,935	5,769
Asset retirement obligations	3,580	3,408
Other long-term liabilities	5,351	5,150
Total Liabilities	130,945	294,859
Commitments and contingencies
Equity
Controlling interest
Class A units	299,327	299,327
Class B units	19,327	19,327
Class C units	1	1
Retained loss	(134,726)	(218,957)
Accumulated other comprehensive loss	(1,136)	(1,349)
Total Controlling Interest	182,793	98,349
Noncontrolling interest	—	(289)
Total Equity	182,793	98,060
Total Liabilities and Equity	$313,738	$392,919

Reconciliation of Non-GAAP Measures

Adjusted EBITDA

The following table reconciles Adjusted EBITDA to net income for the three months ended December 31, 2021:

(in thousands)	Three Months Ended December 31, 2021
Net Income	$3,685
Adjustments:
Interest expense	3,191
Depreciation, amortization and accretion	11,948
EBITDA	18,824

Net derivative activity	(6,686)
Amortization of intangibles and below-market contracts	(1,473)
Amortization of equity method investments basis difference	2,636
Depreciation and amortization adjustments for equity method investments	1,484
Share-based compensation	2,184
Acquisition transaction costs	298
Actuarial gain on postretirement plan	(917)
Adjusted EBITDA	$16,350

The following table reconciles pro forma Adjusted EBITDA to pro forma net loss for the twelve months ended December 31, 2021:

(in thousands)	Pro Forma Twelve Months Ended December 31, 2021
Pro Forma Net Loss	$(77,449)
Adjustments:
Interest expense	23,149
Depreciation, amortization and accretion	44,832
EBITDA	(9,468)

Net derivative activity	110,162
Amortization of intangibles and below-market contracts	(5,071)
Amortization of equity method investments basis difference	10,518
Depreciation and amortization adjustments for equity method investments	5,906
Share-based compensation	5,071
Gain on disposal of assets	(1,347)
Gain on extinguishment of debt	(61,411)
Acquisition transaction costs	22,669
Actuarial gain on postretirement plan	(917)
Pro Forma Adjusted EBITDA	$76,112

Adjusted EBITDA is commonly used as a supplemental financial measure by our management and external users of our consolidated financial statements to assess the financial performance of our assets without regard to financing methods, capital structures, or historical cost basis. Adjusted EBITDA is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

We believe Adjusted EBITDA provides relevant and useful information to management, investors, and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of financial and operating performance.

Adjusted EBITDA is calculated by taking net income (loss), before taxes, interest expense, and depreciation, amortization and accretion, and adjusting for the effects of certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, including gains and losses on disposal of assets, impairment charges, debt forbearance costs, net derivative activity, non-cash share-based compensation expense, and non-recurring costs related to our business combinations. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

Adjusted EBITDA also includes adjustments for equity method investment basis difference amortization and the depreciation and amortization expense included in our equity earnings from our equity method investments. These adjustments should not be understood to imply that we have control over the related operations and resulting revenues and expenses of our equity method investments. We do not control our equity method investments; therefore, we do not control the earnings or cash flows of such equity method investments. The use of Adjusted EBITDA, including adjustments related to equity method investments, as an analytical tool should be limited accordingly.

A reconciliation of expected full year 2022 Adjusted EBITDA to net income (loss), the closest U.S. GAAP financial measure, cannot be provided without unreasonable efforts due to the inherent difficulty in quantifying certain amounts, including changes in fair value of warrant derivatives, due to a variety of factors including the unpredictability of underlying price movements, which may be significant.